UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2013

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 4, 2013, Harris Corporation, a Delaware corporation (“Harris”), completed the previously announced sale of its Broadcast Communications Division (“Broadcast Communications”) to HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), a Delaware corporation (the “Buyer”) that is an affiliate of The Gores Group, LLC. The sale was completed pursuant to the terms of the Asset Sale Agreement, dated as of December 5, 2012 (the “Agreement”), by and between Harris, on behalf of itself and certain of its subsidiaries (collectively, the “Sellers”), and the Buyer, which provided for aggregate purchase consideration for Broadcast Communications of $225 million, including $160 million in cash, subject to customary adjustments, a $15 million subordinated promissory note and an earnout of up to $50 million based on future performance.

Pursuant to the terms of the Agreement, at closing the Sellers sold to the Buyer, and the Buyer purchased from the Sellers, the assets comprising the Broadcast Communications business (including the shares of certain Harris subsidiaries), and the Buyer assumed liabilities arising out of or relating to such assets or such business, in each case subject to certain exceptions and certain indemnities as set forth in the Agreement. The exceptions and indemnities generally relate to certain pre-closing taxes, employee liabilities, pre-closing environmental liabilities and certain other liabilities, subject in certain cases to certain time, monetary and other limitations as set forth in the Agreement. As provided in the Agreement, closings for relevant assets and liabilities in certain jurisdictions will occur on a deferred basis upon satisfaction of customary closing conditions applicable for such jurisdictions, and the Sellers hold beneficially for the Buyer such assets and liabilities pending such closings. In addition to the assumption of liabilities by the Buyer described above, Harris received from the Buyer at closing approximately $149 million in cash, which reflected estimated adjustments in respect of certain cash and cash equivalents, indebtedness and net working capital and remains subject to further post-closing upward or downward adjustments as set forth in the Agreement, and the $15 million subordinated promissory note. The estimated and post-closing adjustments and the terms of the subordinated promissory note and earnout were described in more detail in Harris’ Current Report on Form 8-K filed on December 11, 2012 related to the Agreement (the “Prior 8-K”).

The foregoing description of the sale of Broadcast Communications and of the Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Prior 8-K and the full text of the Agreement (which was filed as Exhibit 2.1 to the Prior 8-K), both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (b) Pro Forma Financial Information.

The assets and liabilities of Broadcast Communications were reported as assets and liabilities of discontinued operations, respectively, and the results of operations of Broadcast Communications were reported as discontinued operations in the audited consolidated financial statements and notes thereto included in Harris’ Annual Report on Form 10-K for the fiscal year ended June 29, 2012 and the unaudited condensed consolidated financial statements and notes thereto included in Harris’ Quarterly Reports on Form 10-Q for the quarterly periods ended September 28, 2012 and December 28, 2012. Accordingly, Harris has not included pro forma financial statements in this Item 9.01(b).

     (d) Exhibits.

The following exhibit is filed herewith:

2.1	Asset Sale Agreement, dated as of December 5, 2012, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on December 11, 2012. (Commission File Number 1-3863)*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

February 8, 2013	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Asset Sale Agreement, dated as of December 5, 2012, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on December 11, 2012. (Commission File Number 1-3863)*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.